UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2024

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada	N8H 4H3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2024 , Tilray Brands, Inc. (the “Company” or “Tilray”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with TD Securities (USA) LLC and Jefferies LLC (each, an “Agent” and together, the “Agents”), pursuant to which the Company may offer and sell shares of the Company’s common stock, par value US$0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000 from time to time through the Agents, acting as sales agents, or directly to the Agents, acting as principals.

Sales of the Common Stock, if any, under the Equity Distribution Agreement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including, but not limited to, sales made directly on or through The Nasdaq Global Select Market or any other existing trading market for the Common Stock. The Company has no obligation to sell any of the Common Stock and may at any time suspend offers under the Equity Distribution Agreement or terminate the Equity Distribution Agreement. The offering of shares of Common Stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Equity Distribution Agreement or (ii) termination of the Equity Distribution Agreement in accordance with its terms.

Subject to the terms and conditions of the Equity Distribution Agreement, the Agents will use their commercially reasonable efforts to sell the Common Stock from time to time, as the sales agents, based upon the Company’s instructions. The Company may sell shares of its Common Stock through only one Agent on any particular trading day. No sales of the Common Stock under the Equity Distribution Agreement will be made in Canada, to anyone known by the Agents to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange.

The Company has provided customary representations, warranties and covenants, and the parties have agreed to indemnification rights.  Each Agent will be entitled to a commission of up to 3.0% of the gross proceeds for each sale of the Common Stock made through or to such Agent from time to time under the Equity Distribution Agreement.

This description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Equity Distribution Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Common Stock to be sold under the Equity Distribution Agreement, if any, will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267788), filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2022, which became effective immediately upon filing. On May 17, 2024, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Common Stock pursuant to the Equity Distribution Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of the Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of DLA Piper LLP (US) relating to the Common Stock being offered pursuant to the Equity Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Equity Distribution Agreement, dated as of May 17, 2024, by and among Tilray Brands, Inc. and TD Securities (USA) LLC and Jefferies LLC.
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Press Release of Tilray Brands, Inc., dated May 17, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.

Date: May 17, 2024	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel